Exhibit 32-8

Certificate Pursuant to Section 1350 of Chapter 63 of Title 18 United States Code

      The undersigned officer hereby certifies, as to the Quarterly Report on Form 10-Q of Exelon Generation Company, LLC for the quarterly period ended March 31, 2004, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Generation Company, LLC.

Date: April 28, 2004	/s/ J. BARRY MITCHELL J. Barry Mitchell Senior Vice President, Treasurer and Chief Financial Officer